Exhibit 99.1

REALOGY REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

MADISON, N.J. (August 8, 2019) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the second quarter ended June 30, 2019.
“In the second quarter of 2019, we delivered substantial profitability and progress on our strategy," said Ryan Schneider, Realogy's chief executive officer and president. "In the quarter, we continued to enhance our value proposition with new products, new partnerships and new technology and data offerings, all designed to drive future top and bottom-line growth for Realogy."
"The solid financial performance we delivered in the second quarter was driven by improving homesale transaction volume, moderating agent commission splits and strong cost management," said Charlotte Simonelli, Realogy's executive vice president, chief financial officer and treasurer. "We continue to believe we will see sequential improvement with a return to positive transaction volume growth in the third and fourth quarters and are committed to using our strong free cash flow to reduce our debt and to invest in our business."
Second Quarter 2019 Highlights

•	Generated Operating EBITDA of $245 million (See Table 4a).

•	Delivered net income of $69 million and Adjusted net income of $95 million (See Table 1a).

•
Tracking to achieve $70 million of realized cost savings with 60% of actions already completed toward this target. Through Q2 2019, $22 million of the $70 million in cost savings identified for 2019 have been realized through the income statement.

•	Reduced net corporate debt by $113 million from March 31, 2019 (See Table 7b).

•
Increased agent engagement with Social Ad Engine, the marketing product we launched with Facebook/Instagram in the first quarter of 2019. Thousands of marketing campaigns have already delivered over 85,000 leads for our agents.

•	Expanded Listing Concierge to about 60% of the NRT footprint with agents continuing to achieve higher commission rates from home sellers compared to agents who do not use the product.

•	Continued moderation in commission split pressure, up only 21 basis points year-over-year.

•	Grew the NRT agent base approximately 2% to 51,000 in the second quarter of 2019.

Exhibit 99.1

Second Quarter 2019 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,
	2019	2018	Change	% Change
Revenue	$1,735	$1,820	$(85)	(5)%
Operating EBITDA [1]	$245	$276	$(31)	(11%)
Net Income	$69	$123	$(54)	(44)%
Adjusted Net Income [2]	$95	$127	$(32)	(25)%
Earnings Per Share	$0.60	$0.97	$(0.37)	(38)%
Adjusted Earnings per Share [2]	$0.83	$1.00	$(0.17)	(17)%
Free Cash Flow [3]	$147	$192	$(45)	(23)%
Net Cash provided by operating activities	$159	$139	$20	14%

Select Key Drivers
RFG 4 5
Closed homesale sides	301,377	313,278		(4%)
Average homesale price	$318,799	$312,087		2%
NRT [5]
Closed homesale sides	95,251	100,745		(5%)
Average homesale price	$540,725	$537,748		1%
Cartus
Initiations	50,586	53,230		(5%)
Referrals	24,141	25,562		(6%)
TRG
Purchase title and closing units	42,202	46,189		(9%)
Refinance title and closing units	5,270	4,782		10%
_______________
Footnotes:
1 See Table 4a. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 See Table 1a. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, impairments and the tax effect of the foregoing adjustments.
3 See Table 6. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for NRT.
5 The Company's combined homesale transaction volume (transaction sides multiplied by average sale price) decreased 3% compared with the second quarter of 2018. The decline was primarily driven by the intense competitive environment as well as our geographic concentration. For reference, the National Association of Realtors reported that homesale transaction volume was flat in the second quarter of 2019 compared to 2018.
Looking Ahead
Based on what the Company knows today and subject to macro uncertainty, we forecast positive transaction volume growth in the third quarter with sequential improvement in the fourth quarter and expect Operating EBITDA in the range of $590 to $610 million for full year 2019.

Exhibit 99.1

Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $270 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.5 billion at June 30, 2019. The Company's Net Debt Leverage Ratio was 5.3 times at June 30, 2019. The Net Debt Leverage Ratio is net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the four-quarter period ended June 30, 2019.
A consolidated balance sheet is included as Table 2 of this press release.
The Company expects to prioritize investing in its business and reducing leverage over other potential uses of cash until it is able to reduce its Consolidated Leverage Ratio (as defined under the indenture governing the Company's 9.375% Senior Notes) to below 4.00 to 1.00 (see footnote b to Table 7b).
Investor Conference Call
Today, August 8, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q2 2019 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S. that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Climb Real Estate®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® as well as NRT, Cartus®, Title Resource Group and ZapLabs®, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 188,600 independent sales agents in the United States and approximately 111,200 independent sales agents in 113 other countries and territories. Realogy is headquartered in Madison, New Jersey.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in the forward-looking statements, include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic or political conditions or the U.S. residential real estate markets, either regionally or nationally, including but not limited to a decline or a lack of improvement in the number of homesales, stagnant or declining home prices or a reduction in the affordability of housing, increasing mortgage rates and/or constraints on the availability of mortgage financing, insufficient or excessive home inventory levels by market and price point, a lack of improvement or deceleration in the building of new housing and/or irregular timing or volume of new development closings, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of

Exhibit 99.1

2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or the impact of recessions, slow economic growth, or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; the impact of increased competition in the industry and for the affiliation of independent sales agents on our results of operations and market share; our ability to successfully develop or procure technology that supports our business strategy; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements at current contractual royalty rates without increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations or declines in other revenue streams, such as third-party listing fees; negative industry or business trends (including further declines in our market capitalization) may have an impact on our valuation of goodwill and intangibles; the loss of a significant affinity client or multiple significant relocation clients or changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits and/or increasing competition in corporate relocation; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations, (iii) the Real Estate Settlement Procedures Act (RESPA) or other federal or state consumer protection or similar laws and (iv) antitrust laws and regulations; risks relating to our ability to return capital to stockholders including, among other risks, the restrictions contained in our debt agreements, in particular the indenture governing our 9.375% Senior Notes due 2027; risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to having to dedicate a significant portion of our cash flows from operations to service our debt and risks relating to our ability to refinance or repay our indebtedness or incur additional indebtedness; and risks and growing costs related to both cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5a, 5b, 6, 7a and 7b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Because of the forward-looking nature of the Company's forecasted non-GAAP financial measures, specific quantifications of the amounts that would be required to reconcile forecasted Operating EBITDA to forecasted net income are not readily determinable. The Company believes that there is a degree of volatility with respect to certain of the Company's GAAP measures which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Exhibit 99.1

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Elliott Frieder
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	elliott.frieder@realogy.com

Realogy Reports Financial Results for Second Quarter 2019                        6

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Gross commission income	$1,310	$1,388	$2,109	$2,290
Service revenue	253	263	441	460
Franchise fees	112	114	182	193
Other	60	55	117	106
Net revenues	1,735	1,820	2,849	3,049
Expenses
Commission and other agent-related costs	955	1,009	1,530	1,654
Operating	390	392	770	784
Marketing	69	69	138	136
General and administrative	82	75	177	164
Restructuring costs, net	9	6	21	36
Impairment	2	—	3	—
Depreciation and amortization	50	49	99	97
Interest expense, net	81	46	144	79
Loss on the early extinguishment of debt	—	—	5	7
Total expenses	1,638	1,646	2,887	2,957
Income (loss) before income taxes, equity in (earnings) losses and noncontrolling interests	97	174	(38)	92
Income tax expense (benefit)	34	52	(1)	33
Equity in (earnings) losses of unconsolidated entities	(7)	(2)	(8)	2
Net income (loss)	70	124	(29)	57
Less: Net income attributable to noncontrolling interests	(1)	(1)	(1)	(1)
Net income (loss) attributable to Realogy Holdings	$69	$123	$(30)	$56

Earnings (loss) per share attributable to Realogy Holdings:
Basic earnings (loss) per share	$0.60	$0.97	$(0.26)	$0.44
Diluted earnings (loss) per share	$0.60	$0.96	$(0.26)	$0.43
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.3	126.5	114.1	128.4
Diluted	114.9	127.6	114.1	129.7

Realogy Reports Financial Results for Second Quarter 2019                        7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income is defined by us as net income before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) impairments and (f) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted income per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to Realogy Holdings	$69	$123	$(30)	$56
Addback:
Mark-to-market interest rate swap losses (gains)	24	—	38	(12)
Restructuring costs, net	9	6	21	36
Impairment	2	—	3	—
Loss on the early extinguishment of debt	—	—	5	7
Adjustments for tax effect (a)	(9)	(2)	(18)	(8)
Adjusted net income attributable to Realogy Holdings	$95	$127	$19	$79

Earning per share
Basic earnings (loss) per share:	$0.60	$0.97	$(0.26)	$0.44
Diluted earnings (loss) per share:	$0.60	$0.96	$(0.26)	$0.43

Adjusted earnings per share
Adjusted basic earnings per share:	$0.83	$1.00	$0.17	$0.62
Adjusted diluted earnings per share:	$0.83	$1.00	$0.17	$0.61

Weighted average common and common equivalent shares outstanding:
Basic:	114.3	126.5	114.1	128.4
Diluted:	114.9	127.6	114.1	129.7
_______________

(a)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Second Quarter 2019                        8

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$270	$225
Restricted cash	8	13
Trade receivables (net of allowance for doubtful accounts of $12 and $9)	185	146
Relocation receivables	290	231
Other current assets	157	153
Total current assets	910	768
Property and equipment, net	311	304
Operating lease assets, net	536	—
Goodwill	3,712	3,712
Trademarks	749	749
Franchise agreements, net	1,193	1,227
Other intangibles, net	240	254
Other non-current assets	303	276
Total assets	$7,954	$7,290

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$198	$147
Securitization obligations	204	231
Current portion of long-term debt	364	748
Current portion of operating lease liabilities	131	—
Accrued expenses and other current liabilities	383	401
Total current liabilities	1,280	1,527
Long-term debt	3,325	2,800
Long-term operating lease liabilities	465	—
Deferred income taxes	385	389
Other non-current liabilities	246	259
Total liabilities	5,701	4,975
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 114,303,786 shares issued and outstanding at June 30, 2019 and 114,620,499 shares issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	4,837	4,869
Accumulated deficit	(2,537)	(2,507)
Accumulated other comprehensive loss	(51)	(52)
Total stockholders' equity	2,250	2,311
Noncontrolling interests	3	4
Total equity	2,253	2,315
Total liabilities and equity	$7,954	$7,290

Realogy Reports Financial Results for Second Quarter 2019                        9

Table 3a

REALOGY HOLDINGS CORP.
2019 vs. 2018 KEY DRIVERS

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Change		2019	2018	% Change
RFG (a)
Closed homesale sides	301,377	313,278	(4%)		504,039	537,268	(6%)
Average homesale price	$318,799	$312,087	2%		$310,581	$303,955	2%
Average homesale broker commission rate	2.47%	2.48%	(1	) bps	2.47%	2.49%	(2	) bps
Net royalty per side (b)	$331	$336	(1%)		$320	$325	(2%)
NRT
Closed homesale sides	95,251	100,745	(5%)		155,693	166,842	(7%)
Average homesale price	$540,725	$537,748	1%		$529,543	$532,706	(1%)
Average homesale broker commission rate	2.41%	2.43%	(2	) bps	2.41%	2.44%	(3	) bps
Gross commission income per side	$13,758	$13,804	—%		$13,546	$13,750	(1%)
Cartus
Initiations	50,586	53,230	(5%)		89,070	91,183	(2%)
Referrals	24,141	25,562	(6%)		39,020	41,088	(5%)
TRG
Purchase title and closing units	42,202	46,189	(9%)		70,246	77,930	(10%)
Refinance title and closing units	5,270	4,782	10%		9,281	10,192	(9%)
Average fee per closing unit	$2,356	$2,282	3%		$2,320	$2,231	4%
_______________

(a)	Includes all franchisees except for NRT.

(b)
The year-over-year decline of $5 in net royalty per side for the three-month period ended June 30, was primarily driven by three factors: (i) strategic growth initiatives, including the launch of a "capped fee model" in January 2019 for our Better Homes and Gardens® Real Estate franchise business, (ii) our increased utilization of incentives to attract new franchisees, grow franchisees or extend existing franchise agreements; and (iii) an increase in the concentration of homesale transaction volume in our top 250 franchisees.

Realogy Reports Financial Results for Second Quarter 2019                        10

Table 3b

REALOGY HOLDINGS CORP.
2018 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
RFG (a)
Closed homesale sides	223,990	313,278	308,917	257,672	1,103,857
Average homesale price	$292,580	$312,087	$305,398	$301,345	$303,750
Average homesale broker commission rate	2.50%	2.48%	2.47%	2.47%	2.48%
Net royalty per side	$310	$336	$322	$317	$323
NRT
Closed homesale sides	66,097	100,745	94,241	75,723	336,806
Average homesale price	$525,020	$537,748	$513,403	$515,452	$523,426
Average homesale broker commission rate	2.45%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,666	$13,804	$13,227	$13,162	$13,458
Cartus
Initiations	37,953	53,230	42,718	37,541	171,442
Referrals	15,526	25,562	24,769	18,641	84,498
TRG
Purchase title and closing units	31,741	46,189	43,836	35,462	157,228
Refinance title and closing units	5,410	4,782	4,264	4,039	18,495
Average fee per closing unit	$2,161	$2,282	$2,229	$2,227	$2,230
_______________

(a)	Includes all franchisees except for NRT.

Realogy Reports Financial Results for Second Quarter 2019                        11

Table 4a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED JUNE 30, 2019 AND 2018
(In millions)
Set forth in the tables below is a reconciliation of Net income to Operating EBITDA for the three-month periods ended June 30, 2019 and 2018:

	Three Months Ended
	June 30, 2019	June 30, 2018
Net income attributable to Realogy Holdings	$69	$123
Income tax expense	34	52
Income before income taxes	103	175
Add: Depreciation and amortization	50	49
Interest expense, net	81	46
Restructuring costs, net (a)	9	6
Impairment	2	—
Operating EBITDA	$245	$276
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (b)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
RFG	$234	$237	$(3)	(1)%	$163	$173	$(10)	(6)%	70%	73%	(3)
NRT	1,331	1,408	(77)	(5)	47	61	(14)	(23)	4	4	—
Cartus	97	105	(8)	(8)	27	34	(7)	(21)	28	32	(4)
TRG	160	162	(2)	(1)	32	31	1	3	20	19	1
Corporate and Other	(87)	(92)	5	*	(24)	(23)	(1)	*
Total Company	$1,735	$1,820	$(85)	(5)%	$245	$276	$(31)	(11%)	14%	15%	(1)
The following table reflects RFG and NRT results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
RFG (c)	$147	$145	2	1%	$76	$81	(5)	(6)%	52%	56%	(4)
NRT (c)	1,331	1,408	(77)	(5)	134	153	(19)	(12)	10	11	(1)
RFG and NRT Combined	$1,478	$1,553	(75)	(5)%	$210	$234	(24)	(10)%	14%	15%	(1)
_______________

*	not meaningful.

(a)
Restructuring charges incurred for the three months ended June 30, 2019 include $6 million at NRT, $1 million at Cartus, $1 million at TRG and $1 million at Corporate and Other. Restructuring charges incurred for the three months ended June 30, 2018 include $4 million at NRT, $1 million at Cartus and $1 million at TRG.

(b)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $87 million and $92 million during the three months ended June 30, 2019 and 2018, respectively.

(c)
The RFG and NRT segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by NRT to RFG of $87 million and $92 million during the three months ended June 30, 2019 and 2018, respectively.

Realogy Reports Financial Results for Second Quarter 2019                        12

Table 4b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(In millions)
Set forth in the tables below is a reconciliation of Net (loss) income to Operating EBITDA for the six-month periods ended June 30, 2019 and 2018:

	Six Months Ended
	June 30, 2019	June 30, 2018
Net (loss) income attributable to Realogy Holdings	$(30)	$56
Income tax (benefit) expense	(1)	33
Income before income taxes	(31)	89
Add: Depreciation and amortization (a)	99	99
Interest expense, net	144	79
Restructuring costs, net (b)	21	36
Impairment	3	—
Loss on the early extinguishment of debt (c)	5	7
Operating EBITDA	$241	$310
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
RFG	$397	$413	$(16)	(4)%	$253	$278	$(25)	(9)%	64%	67%	(3)
NRT	2,147	2,325	(178)	(8)	(15)	16	(31)	(194)	(1)	1	(2)
Cartus	173	184	(11)	(6)	29	33	(4)	(12)	17	18	(1)
TRG	274	282	(8)	(3)	23	25	(2)	(8)	8	9	(1)
Corporate and Other	(142)	(155)	13	*	(49)	(42)	(7)	*
Total Company	$2,849	$3,049	$(200)	(7)%	$241	$310	$(69)	(22%)	8%	10%	(2)
The following table reflects RFG and NRT results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
RFG (e)	$255	$258	(3)	(1)%	$111	$123	(12)	(10)%	44%	48%	(4)
NRT (e)	2,147	2,325	(178)	(8)	127	171	(44)	(26)	6	7	(1)
RFG and NRT Combined	$2,402	$2,583	(181)	(7)%	$238	$294	(56)	(19)%	10%	11%	(1)
_______________

*	not meaningful.

(a)
Depreciation and amortization for the six months ended June 30, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(b)
Restructuring charges incurred for the six months ended June 30, 2019 include $10 million at NRT, $4 million at Cartus, $2 million at TRG and $5 million at Corporate and Other. Restructuring charges incurred for the six months ended June 30, 2018 include $2 million at RFG, $21 million at NRT, $9 million at Cartus, $2 million at TRG and $2 million at Corporate and Other.

(c)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

(d)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $142 million and $155 million during the six months ended June 30, 2019 and 2018, respectively.

(e)
The RFG and NRT segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by NRT to RFG of $142 million and $155 million during the three months ended June 30, 2019 and 2018, respectively.

Realogy Reports Financial Results for Second Quarter 2019                        13

Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2019 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,
	2019	2019
Net revenues (a)
Real Estate Franchise Services	$163	$234
Company Owned Real Estate Brokerage Services	816	1,331
Relocation Services	76	97
Title and Settlement Services	114	160
Corporate and Other	(55)	(87)
Total Company	$1,114	$1,735

Operating EBITDA
Real Estate Franchise Services	$90	$163
Company Owned Real Estate Brokerage Services	(62)	47
Relocation Services	2	27
Title and Settlement Services	(9)	32
Corporate and Other	(25)	(24)
Total Company	$(4)	$245

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(4)	$245

Less: Depreciation and amortization	49	50
Interest expense, net	63	81
Income tax (benefit) expense	(35)	34
Restructuring costs, net (b)	12	9
Impairment	1	2
Loss on the early extinguishment of debt (c)	5	—
Net income (loss) attributable to Realogy Holdings	$(99)	$69
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $55 million and $87 million for the three months ended March 31, 2019 and June 30, 2019, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $7 million and $11 million intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2019 and June 30, 2019, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,
	2019	2019
Real Estate Franchise Services	$—	$—
Company Owned Real Estate Brokerage Services	4	6
Relocation Services	3	1
Title and Settlement Services	1	1
Corporate and Other	4	1
Total Company	$12	$9

(c)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Second Quarter 2019                        14

Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2018 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2018	2018	2018	2018
Net revenues (a)
Real Estate Franchise Services	$176	$237	$221	$186	$820
Company Owned Real Estate Brokerage Services	917	1,408	1,268	1,014	4,607
Relocation Services	79	105	108	86	378
Title and Settlement Services	120	162	162	136	580
Corporate and Other	(63)	(92)	(83)	(68)	(306)
Total Company	$1,229	$1,820	$1,676	$1,354	$6,079

Operating EBITDA
Real Estate Franchise Services	$105	$173	$161	$125	$564
Company Owned Real Estate Brokerage Services	(45)	61	43	(15)	44
Relocation Services	(1)	34	39	14	86
Title and Settlement Services	(6)	31	20	4	49
Corporate and Other	(19)	(23)	(21)	(22)	(85)
Total Company	$34	$276	$242	$106	$658

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$34	$276	$242	$106	$658

Less: Depreciation and amortization (b)	50	49	49	49	197
Interest expense, net	33	46	41	70	190
Income tax (benefit) expense	(19)	52	40	(8)	65
Restructuring costs, net (c)	30	6	9	13	58
Former parent legacy cost, net (d)	—	—	—	4	4
Loss on the early extinguishment of debt (d)	7	—	—	—	7
Net income (loss) attributable to Realogy Holdings	$(67)	$123	$103	$(22)	$137
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $63 million, $92 million, $83 million and $68 million for the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $10 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)	Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2018	2018	2018	2018
Real Estate Franchise Services	$2	$—	$1	$—	$3
Company Owned Real Estate Brokerage Services	17	4	8	8	37
Relocation Services	8	1	—	2	11
Title and Settlement Services	1	1	—	2	4
Corporate and Other	2	—	—	1	3
Total Company	$30	$6	$9	$13	$58

(d)	Former parent legacy items and loss on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Second Quarter 2019                        15

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(In millions)
A reconciliation of net loss attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended		Six Months Ended
	2019	2018	2019	2018
Net income (loss) attributable to Realogy Holdings	$69	$123	$(30)	$56
Income tax expense (benefit), net of payments	29	48	(7)	25
Interest expense, net	81	46	144	79
Cash interest payments	(59)	(66)	(99)	(87)
Depreciation and amortization	50	49	99	97
Capital expenditures	(30)	(24)	(54)	(49)
Restructuring costs and former parent legacy items, net of payments	(2)	(3)	(2)	16
Impairment	2	—	3	—
Loss on the early extinguishment of debt	—	—	5	7
Working capital adjustments	56	28	2	(71)
Relocation receivables (assets), net of securitization obligations	(49)	(9)	(86)	(47)
Free Cash Flow	$147	$192	$(25)	$26
A reconciliation of net cash used in operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended		Six Months Ended
	2019	2018	2019	2018
Net cash provided by operating activities	$159	$139	$56	$9
Property and equipment additions	(30)	(24)	(54)	(49)
Net change in securitization	18	78	(27)	67
Effect of exchange rates on cash and cash equivalents	—	(1)	—	(1)
Free Cash Flow	$147	$192	$(25)	$26

Net cash used in investing activities	$(39)	$(36)	$(62)	$(45)
Net cash (used in) provided by financing activities	$(88)	$(51)	$46	$42

Realogy Reports Financial Results for Second Quarter 2019                        16

Table 7a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE THREE MONTHS ENDED JUNE 30, 2019
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00 pursuant to the terms of the senior secured credit facilities*. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the senior secured credit facilities, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at June 30, 2019 with a ratio of 3.04 to 1.00.
A reconciliation of net income (loss) attributable to Realogy Group to Operating EBITDA and EBITDA as defined by the senior secured credit facilities for the four-quarter period ended June 30, 2019 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Six Months Ended	Six Months Ended	Six Months Ended	Twelve Months Ended
	December 31, 2018	June 30, 2018	December 31, 2018	June 30, 2019	June 30, 2019
Net income (loss) attributable to Realogy Group (a)	$137	$56	$81	$(30)	$51
Income tax expense (benefit)	65	33	32	(1)	31
Income (loss) before income taxes	202	89	113	(31)	82
Depreciation and amortization (b)	197	99	98	99	197
Interest expense, net	190	79	111	144	255
Restructuring costs, net	58	36	22	21	43
Impairment	—	—	—	3	3
Former parent legacy cost, net	4	—	4	—	4
Loss on the early extinguishment of debt	7	7	—	5	5
Operating EBITDA (c)	658	310	348	241	589
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)					28
Non-cash charges (e)					33
Pro forma effect of acquisitions and new franchisees (f)					3
Incremental securitization interest costs (g)					3
EBITDA as defined by the Senior Secured Credit Agreement					$656
Total senior secured net debt (h)					$1,991
Senior secured leverage ratio					3.04	x
_______________

(a)
Net income (loss) attributable to Realogy consists of: (i) income of $103 million for the third quarter of 2018, (ii) loss of $22 million for the fourth quarter of 2018, (iii) a loss of $99 million for the first quarter of 2019 and (iv) income of $69 million for the second quarter of 2019.

(b)
Depreciation and amortization for the year ended December 31, 2018 and the first quarter of 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations during those periods.

(c)
Operating EBITDA consists of: (i) $242 million for the third quarter of 2018, (ii) $106 million for the fourth quarter of 2018, (iii) negative $4 million for the first quarter of 2019 and (iv) $245 million for the second quarter of 2019.

(d)	Represents the four-quarter pro forma effect of business optimization initiatives.

(e)	Represents the elimination of non-cash expenses including $34 million of stock-based compensation expense partially offset by $1 million of other items for the four-quarter period ended June 30, 2019.

(f)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on July 1, 2018. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of

Realogy Reports Financial Results for Second Quarter 2019                        17

assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of July 1, 2018.

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the four-quarter period ended June 30, 2019.

(h)
Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $2,121 million plus $33 million of finance lease obligations less $163 million of readily available cash as of June 30, 2019. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

*
Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Unsecured Notes include our 5.25% Senior Notes due 2021, our 4.875% Senior Notes due 2023 and our 9.375% Senior Notes due 2027.

Realogy Reports Financial Results for Second Quarter 2019                        18

Table 7b

NET DEBT LEVERAGE RATIO
THREE MONTHS ENDED JUNE 30, 2019
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended June 30, 2019 (referred to as net debt leverage ratio) is set forth in the following table:

	As of June 30, 2019
Revolver	$330
Term Loan A	727
Term Loan B	1,064
5.25% Senior Notes	550
4.875% Senior Notes	500
9.375% Senior Notes	550
Finance lease obligations	33
Corporate Debt (excluding securitizations)	3,754
Less: Cash and cash equivalents	270
Net Corporate Debt (excluding securitizations)	$3,484

EBITDA as defined by the Senior Secured Credit Agreement (a)	$656

Net Debt Leverage Ratio (b)	5.3	x
_______________

(a)	See Table 7a for a reconciliation of Net income (loss) attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.

(b)
Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indenture governing the 9.375% Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for Second Quarter 2019                        19

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, impairments and the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, losses on the early extinguishment of debt, former parent legacy items, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:

•	this measure does not reflect changes in, or cash required for, our working capital needs;

•
this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	this measure does not reflect our income tax expense or the cash requirements to pay our taxes;

•	this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and

•	other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.